Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the Aberdeen Funds:

We consent to the use of our reports for the Aberdeen Asia Bond Fund, Aberdeen Asia-Pacific (ex-Japan) Equity Fund, Aberdeen Asia-Pacific Smaller Companies Fund,  Aberdeen China Opportunities Fund, Aberdeen Core Fixed Income Fund, Aberdeen Emerging Markets Fund, Aberdeen Emerging Markets Debt Local Currency Fund, Aberdeen Emerging Markets Debt Fund, Aberdeen Equity Long-Short Fund, Aberdeen European Equity Fund, Aberdeen Latin American Equity Fund, Aberdeen Global Equity Fund, Aberdeen Global Fixed Income Fund, Aberdeen Global Small Cap Fund, Aberdeen International Equity Fund, Aberdeen Global Natural Resources Fund, Aberdeen Diversified Income Fund, Aberdeen Dynamic Allocation Fund, Aberdeen Diversified Alternatives Fund, Aberdeen Small Cap Fund, Aberdeen Tax-Free Income Fund, Aberdeen Ultra-Short Duration Bond Fund, Aberdeen  High Yield Bond Fund (formerly Aberdeen U.S. High Yield Bond Fund), and Aberdeen U.S. Equity Fund, twenty-four funds comprising the Aberdeen Funds, dated December 23, 2013, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements”  in the statement of additional information.

Philadelphia, Pennsylvania

February 27, 2014